Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	September 11, 2025

BUTLER NATIONAL CORPORATION ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS.
- Operating income rose 32% on 1.5% increase in revenue
- Earnings Per Share increased to $0.06 from $0.03

-Operating income of $4.7 million reflects a 32% increase from prior year first quarter

NEW CENTURY, KANSAS, September 11, 2025, - Butler National Corporation (OTCQX: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the first quarter of fiscal 2026 (the three months ended July 31, 2025).

Historical selected financial data related to all operations:
(In thousands, except shares and per share data)	Three Months Ended July 31

	2025	2024
Revenue	$ 20,125	$ 19,828
Operating Income	$ 4,667	$ 3,536
Net Income	$ 3,685	$ 2,246
Total Assets	$ 130,283	$ 112,298
Long-term liabilities	$ 32,399	$ 33,770
Stockholders' Equity	$ 65,243	$ 65,114
Weighted Average Shares – Diluted	66,922,924	68,738,247
Earnings Per Share	$ 0.06	$ 0.03
Management Comments
President and CEO, Christopher J. Reedy, said, “Our results for the first quarter are a strong start to fiscal year 2026 and represent the commitment of our entire team to enhancing performance. First quarter revenue increased 1.5%, operating income increased 32%, and net income increased 64%, as compared to the same period in fiscal 2025. Gains in the Aerospace Products segment drove the positive results along with continued growth in sports wagering.”
“The results reflect a 7% revenue increase in the Aerospace Products segment in the first quarter, which is strongly attributed to Butler-Tempe (Special Mission Electronics) production efficiencies, stocking required parts, focus on expedited fabrication of key components and increased deliveries. The Aircraft Avionics business had a sizable increase in both operating income and revenue, driven in part by reduced costs from the divestment of the autopilot repair business that occurred in the third quarter of last fiscal year,” continued Mr. Reedy.
“On June 16, 2025, our New Century, Kansas hangar was damaged by a third-party airplane landing on the roof. The Avcon team overcame interruptions by using our adjacent hangar and worked overtime on our airplane modification projects. The hangar has now been restored. Installation refinement continues with the King Air B300 airplane door expansion project. The King Air airplane used as our prototype was damaged by the hangar incident and the airplane is in the process of being repaired,” noted Mr. Reedy.
“During the first quarter of fiscal 2026, we invested approximately $0.6 million in the development and production of new products. These products resulted in additional Federal Aviation Administration (FAA) Supplemental Type Certificate (STC) approvals, including the European regulatory-driven requirement of non-halon portable fire extinguishers in all Learjets. We obtained STC approval for non-halon replacement portable fire extinguishers in all Learjets. Additionally, developments continue with the new gun control housing, cable designs and tooling for our minigun products. We believe expenditures for design and development engineering, testing, and certification of new products are essential to grow Aerospace Products, help stabilize our long-term revenue and enhance our future profits,” continued Mr. Reedy.
“The 2% increase in the amount of legacy gaming revenue share paid to the State of Kansas beginning December of 2024, and the economic challenges in the Dodge City region, resulted in a Professional Services revenue decrease by 5% in the first quarter of fiscal 2026 to $8.8 million compared to $9.2 million in the first quarter of fiscal 2025,” explained Mr. Reedy.
“As previously announced, we repurchased 2.41 million shares of our outstanding common stock during the first quarter, which demonstrates our commitment to maximizing stockholder value. We anticipate utilizing the five million dollars the Board of Directors authorized in July for future stock repurchases,” concluded Mr. Reedy.
Business Segment Highlights
Aerospace Products:
Revenue increased 7% to $11.3 million in Q1 FY2026, compared to $10.6 million in Q1 FY2025. The increase in revenue is primarily due to a $1.2 million increase in Special Missions Electronics and a $1.0 million increase in Aircraft Avionics. Costs, inclusive of labor and material costs, decreased 12% in Q1 FY2026 to $6.6 million compared to $7.5 million in Q1 FY2025. Costs were 58% of segment total revenue in Q1 FY2026, as compared to 71% of segment total revenue in Q1 FY2025. Expenses, inclusive of general, administrative & other expenses, increased 7% in Q1 FY2026 to $1.8 million compared to $1.7 million in Q1 FY2025. This represents an operating margin of 25% in Q1 FY2026, compared to 13% in Q1 FY2025 (operating income as a percentage of revenue).
Professional Services:
Revenue from Professional Services decreased 5% in Q1 FY2026 to $8.8 million compared to $9.2 million in Q1 FY2025. The mobile sports wagering revenue increased to $1.3 million in Q1 FY2026 compared to $1.0 million in Q1 FY2025. Traditional casino gaming revenue decreased $0.6 million compared to the same quarter prior year. Costs increased less than 1% in Q1 FY2026 to $3.9 million compared to $3.9 million in Q1 FY2025 and expenses decreased 3% in Q1 FY2026 to $3.1 million compared to $3.2 million in Q1 FY2025.
Our Business:
Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes the design, manufacture, sale and service of structural modifications, design, integration and installation of electronic equipment, systems and technologies that enhance aircraft operations, and the design, manufacture and sale of defense related articles. Additionally, we operate Federal Aviation Administration (the “FAA”) Repair Stations. Companies in Aerospace Products concentrate on products and services for Learjet, Textron Beechcraft, King Air, and Textron Cessna turboprop aircraft. Butler National-Tempe designs and manufactures robust electronic controls and cabling. The Professional Services segment includes the management of a gaming and the related dining and entertainment facility in Dodge City, Kansas. Boot Hill Casino and Resort features approximately 500 slot machines, 15 table games and a DraftKings branded sportsbook.

Forward-Looking Information:
Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect, ” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com	Ph (972) 814-5723

Butler National Corporation Investor Relations	Ph (913) 780-9595
THE WORLDWIDE WEB:
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.